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                                                                   EXHIBIT 10.61


                            ASSET PURCHASE AGREEMENT

         THIS AGREEMENT is made and entered into this 4th day of September, 1996, by and between TOTAL COMMUNICATION SERVICES, INC., a corporation organized and existing under the laws of the State of Iowa, ("Seller") and MCLEOD TELEMANAGEMENT, INC., an Iowa corporation with its principal place of business in Cedar Rapids, Iowa ("Buyer"), and joined in by the shareholders and management of Seller listed on Exhibit "B" to this Agreement for the limited purpose of agreeing not to compete, all as hereinafter set forth in this Agreement.

                                    RECITALS

         A. Seller desires to sell and Buyer desires to purchase certain of the assets of Seller on the terms herein stated and;

         B. Seller and Buyer have reached certain agreements and understandings relative thereto, including terms relating to price, method of payment, delivery and wish to reduce such agreements to writing.

         The parties agree as follows:

         1. ASSETS SOLD AND PURCHASED. Buyer agrees to purchase from Seller and Seller agrees to sell, convey, transfer and deliver to Buyer, free and clear of all liens and encumbrances, the following assets of Seller, which are more fully described on Exhibit A attached (the "Assets"):

         (a) The Seller's customer base which shall include 1320 Centrex local and long distance lines, 123 long distance only lines, and 135 local lines only, excluding any customer with a Past Due Account (as defined in subparagraph 1(f) of this Agreement);

         (b) All Customer deposits and the documentation related to Centrex services, to include: customer lists including addresses, customer files including copies of Letters of Agency and PIC forms, LEC orders, LEC records, LEC correspondence, install date, billing records, internal order forms, customer contact lists, and if applicable an electronic file of all customer stored data ("Customer Data");

         (c)     Ninety-nine (99) installed Dialers;

         (d)     One-hundred Fifty-four (154) toll-free 800/888 numbers

         (e)     All calling cards;

         (f) All voice mail accounts, all ISDN lines, all T-Span lines and all 56K lines, if any are owned by Seller on the date of Closing; and
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         (g)     Account receivables due in less than 60 days after the
                 invoice date on the date of Closing ("Receivables"). Seller shall commence disconnect procedures with respect to any customer whose account is over 60 days past due ("Past Due Account(s)"), in accordance with Iowa Utilities Board rules. Buyer shall not be obligated to service such Past Due Accounts, and Buyer shall be under no obligation or duty to pursue collection of Past Due Accounts. However, if Buyer receives payment for any such Past Due Accounts, Buyer shall forward such payment to Seller. All Receivables are being sold free and clear of liens and encumbrances.

All other assets of Seller not listed above or on Exhibit A are specifically excluded. BUYER IS NOT ASSUMING ANY LIABILITIES OF SELLER.

         2. PURCHASE PRICE. The total Purchase Price for the Assets shall equal the sum of Five Hundred Thirty-Two Thousand Five Hundred Thirty Dollars ($532,530.00) (the "Purchase Price"), adjusted as follows:

         (a) Increase in Customer Base. The Purchase Price shall be increased if the Seller's customer base for any of the following Assets: (1) Centrex local and long distance lines;
                 (2) long distance only lines, and (3) 800/888 numbers, has increased by five percent or more from the respective customer base as identified in paragraph 1 of this Agreement. If any such an increase has occurred, Seller shall pay Buyer for each additional active customer telephone number which exceeds the five percent (5%) threshold of the applicable customer base:

                 (i) an additional $290 for each additional active customer telephone number which subscribes to local and long distance service, which is installed prior to Closing.

                 (ii) an additional $130 for each additional active customer telephone number which subscribes to only long distance service which is installed prior to Closing.

                 (iii) an additional $260 for each additional active 800/888 customer telephone number which is installed prior to Closing.

         (b) Decrease in Customer Base. The Purchase Price shall be reduced if the Seller's customer base for any of the following
                 Assets: (1) Centrex local and long distance lines; (2) long distance only lines, and (3) 800/888 numbers, has decreased by five percent or more from the respective customer base as identified in paragraph 1 of this Agreement. If any such decrease has occurred, the Purchase Price shall be reduced for each additional active





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                 customer telephone number which exceeds the five percent (5%)
                 threshold of the applicable customer base:

                 (i) a reduction of $290 for each active customer telephone number which subscribes to local and long distance service, which is no longer part of the Seller's customer base at Closing.

                 (ii) a reduction of $130 for each active customer telephone number which subscribes to only long distance service, which is no longer part of the Seller's customer base at Closing.

                 (iii) a reduction of $260 for each active 800/888 customer telephone number which is no longer part of the Seller's customer base at Closing.

         (c) Active Account. An active account is one that has been installed with U.S. West as a customer of Seller.

         (d) Price for Receivables. The Purchase Price shall be increased to reflect the value of the Seller's Receivables which are being purchased. Buyer shall pay Seller an additional $0.95 for each $1.00 of Receivables.

         The "Final Purchase Price" shall be equal to the Purchase Price, as adjusted in accordance with subparagraphs (a) (b) and (c) above.

         3. PAYMENT OF PURCHASE PRICE. Buyer has deposited One Hundred Sixty-Six Thousand Dollars ($166,000) in escrow ("Escrow Funds") with Moyer & Bergman, P.L.C. pursuant to an Escrow Agreement dated August 26, 1996. At the Closing, the Final Purchase Price shall be paid in cash or in other immediately available funds, reduced by the amount of the Escrow Funds (excluding any interest on the Escrow Funds) and the Escrow Fund and interest earned shall be paid to Seller.

         Buyer does not accept or assume and will not accept or assume any liability or obligation of Seller of any kind or nature currently existing or incurred by Seller at any time in the future, including, but not limited to, Seller's bank debt, trade accounts payable, accrued salary and vacation, and any actual or contingent liabilities (known or unknown) associated with the conduct of Seller's business arising from acts occurring prior to or continuing after Closing, including but not limited to commission payments and billing disputes.

         4. SELLER'S CREDITORS. Seller agrees to be responsible for and pay promptly all creditors of the Seller and to defend, indemnify, and hold Buyer harmless for the full amount of any claim made against Buyer by creditors of Seller.





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         5.      CLOSING.

         (a) The transaction which is the subject of this Agreement shall be closed on September 30, 1996 ("Closing"), or sooner by mutual agreement of the parties, at the offices of Shuttleworth & Ingersoll, P.C., 500 Firstar Bank Building, Cedar Rapids, Iowa 52401. However, the parties acknowledge that the Closing may be delayed up to ninety (90) days after submittal of the parties joint application relating to the items required by subparagraphs 5(b)(iv) and 5(b)(v) of this Agreement if the IUB does not waive the 90 day notice requirement.

         (b)     At the Closing Seller will deliver to Buyer the following:

                 (i) A Bill of Sale and other instruments of transfer sufficient and effective to vest Buyer with good and marketable title to the Assets.

                 (ii) An assignment of the letters of agency relating to the Assets.

                 (iii)    All Customer Data.

                 (iv) An assignment and transfer of the Certificate of Public Convenience and Necessity from the Iowa Utilities Board (the "Certificate") to provide local land line and local telephone service in Iowa.

                 (v) Approval from the Iowa Utilities Board of Seller's application to discontinue service to its Iowa customers located in those cities and towns listed on the attached Exhibit "D".

                 (vi) A Certificate of Incumbency identifying the then current officers, directors and shareholders of Seller.

                 (vii) A certified copy of all resolutions and actions of the Seller's board of directors and shareholders authorizing the transaction contemplated by this Agreement.

                 (viii) Releases of all Security Agreements and UCC filings against the Assets.

                 (ix) Written consent of US West to the assignment of the following agreements from Seller to Buyer:

                          (1) "US West Intrastate Network Service Master Agreement Between Total Communication Service, Inc. and US West Communications, Inc." dated October
                          6, 1994; and





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                          (2)     "Settlement Agreement" between U S WEST
                          Communications, Inc. and Total Commununication Services, Inc. dated April 30, 1996.

                          Such consent shall state that U S West will honor the Iowa Utility Board's approval of Seller's request to discontinue service, and specifically acknowledge the transition of Seller's customers to Buyer's network and billing system.

                 (x) All necessary governmental approvals, including any certificate of convenience and necessity.

                 (xi) Documentation substantiating that Seller has made payment for accrued services related to customer telephone numbers being purchased by Buyer.

         (c) At Closing, the parties listed in Exhibit B shall deliver to Buyer a Covenant not to Compete Agreement in a form identical to that attached hereto as Exhibit C, restricting all such parties' activities relating to the resale of Centrex and local land line services for a period of three (3) years in all cities or towns in which any affiliate of the Buyer currently conducts business or proposes to conduct business within the State of Iowa as shown on Exhibit D, except such activities which relate to Seller's provision of T-1s and DS-3s as necessary to companies that are associated with the "Link" or "Link of Iowa" group that now, or in the future, may have offices located in the communities listed on Exhibit D, but only for the purpose of providing telemarketing services.

         (d) At the Closing, Buyer will deliver to Seller with delivery of the items referred to in subparagraphs (b) and (c) above, its certified check or cashier's check payable to Seller in the amount of the Final Purchase Price, reduced by the amount of Escrow Funds.

         6. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants as follows:

         (a) Existence; Good Standing; Corporate Authority; Compliance With Law. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa and has the corporate power to own its property and carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties owned by it therein or in which the transaction of its business makes such qualification necessary. Seller is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which Seller is a party or is subject, and to its knowledge, Seller is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject.





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         (b)     Authority.  Seller has full power, right and authority to
                 enter into, and perform its obligations under, this Agreement. The execution, delivery and performance of this Agreement by Seller have been duly and properly authorized by proper corporate action in accordance with applicable law and with the Articles of Incorporation and By-laws of Seller and this Agreement constitutes a valid and binding obligation of Seller, enforceable against it in accordance with its terms.

         (c) Seller's Title. Seller holds good, valid and marketable title to all of the Assets free and clear of any liens, mortgages, charges and encumbrances of every kind, nature and description (except those liens and encumbrances that will be released prior to or at Closing), and has the full power, right and authority to sell the Assets in accordance with the terms of this Agreement.

         (d) Receivables. The Receivables are valid, genuine and existing, arose out of the performance of services, are collectible in the ordinary course of business and are subject to no defenses, set-offs or counterclaims.

         (e) Customer Service and Notification. Seller shall continue to provide adequate and reliable service to the customers listed on Exhibit A until regulatory approval for discontinuance of service is obtained from the Iowa Utilities Board. At Closing Seller and Buyer shall agree upon a letter to be sent to the customers identified on Exhibit A which will be signed by both Buyer and Seller.

         (f) Licenses, Permits and Assessments. Seller has obtained all licenses, permits, governmental approvals and other authorizations, and has taken all actions required by applicable laws or governmental regulations, necessary or appropriate in the conduct of its business. Seller has complied in all material respects with and has not violated any law or regulation applicable to the conduct of its business, and has filed all reports and paid all regulatory fees and assessments attributable to Seller's business operations involving the Assets which are due or accrue prior to the date of Closing.

         (g) Transaction Not a Breach. Neither the execution and delivery of this Agreement nor its performance will conflict with or result in a breach of the terms, conditions or provisions of the Articles of Incorporation or By-laws of Seller or any contract, agreement, mortgage, trust deed, note, bond indenture or other instrument or obligation of any nature to which Seller is a party or by which Seller is bound or by which Seller, the business, or the Assets may be affected.

         (h) Customer Lists and Other Data. All customer lists, receivable listings, and other data provided to Buyer are, in all material respects, true, correct and





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                 accurate as of the date of Closing.  The customer base listed on Exhibit A only reflects customers and lines located in Iowa and/or Illinois, and such customer accounts are current, active and have not been terminated nor does Seller have any knowledge of any intent of any such customer to modify or terminate the current contract. There are no duplicate numbers in the customer lists, 800/888 telephone numbers or the calling cards which comprise the Assets.

         (i) Liabilities. With respect to the Assets, Seller has not incurred any debts, liabilities or obligations of any nature whether accrued, absolute, contingent, direct, indirect, perfected or otherwise and whether due or to become due except liabilities incurred for services rendered or goods supplied in the ordinary course of business, liabilities on account of taxes and governmental charges and obligations or liabilities incurred by virtue of the execution of this Agreement.

         (j) Tax Returns. Seller has filed all federal, state, county, and local tax returns which it is required to have filed, and such returns are true and correct. Seller has paid or made adequate provision for the payment of all taxes, interest, penalties, assessments, or deficiencies which have, or may become due pursuant to said returns, or pursuant to any assessment received with respect thereto.

         (k) Litigation. To the knowledge of Seller, there is no suit, action, arbitration proceeding, or investigation pending or threatened against Seller, or to which Seller is otherwise a party, and which may affect the Assets, before any court, or before any governmental department (including OSHA), commission, board, agency, or instrumentality.

         (1) Trade Secrets. To the knowledge of the Seller, the Seller has the right to use, free and clear of any claims or rights of others, all trade secrets and client lists employed in carrying on the Seller's business in the manner presently conducted. To the knowledge of the Seller, Seller is not using or in any way making use, without appropriate permission, of any confidential information, confidential formula, computer programs, or trade secrets of any third party, including, without limitation, any former employer of any present or past employee of Seller or of any former or present employee of Seller.

         (m) Services. Seller shall pay for all services provided in connection with the Assets, whether actually billed or accrued and unbilled, prior to Closing. Seller shall provide Buyer documentation that payments have been made for accrued services related to the Assets. Buyer and Seller shall mutually agree to the process to be utilized to determine customer billing cut-off dates consistent with the date of Closing, taking into account that a portion





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                 is billed in advance and a portion is billed in arrears, and to allocate revenues to Seller and Buyer in an efficient manner which is fairly consistent with the payment for services made by Seller pursuant to this Agreement.

         (n) ERISA. Seller currently sponsors or maintains no "employee pension benefit plans" as that term is defined in Section 3(2) of ERISA; and has not, at any time in the past, sponsored or maintained any such plan or terminated any such plan.

         (o) Seller's Local Service. For a period of six (6) months after Closing, Seller shall keep at least 33 of the Seller's local lines with Buyer's local service program, but only if Seller is still located in Buyer's service area.

         The foregoing representations and warranties of Seller shall survive the Closing for period of two (2) years.

         7. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer hereby represents and warrants as follows:

         (a) Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa and has the corporate power to own its property and carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties owned by it therein or in which the transaction of its business makes such qualification necessary.

         (b) Authority. Buyer has full power, right and authority to enter into, and perform its obligations under, this Agreement. The execution, delivery and performance of this Agreement by Buyer have been duly and properly authorized by proper corporate action in accordance with applicable law and with the Articles of Incorporation and By-laws of Buyer and this Agreement constitutes a valid and binding obligation of Buyer, enforceable against it in accordance with its terms.

         (c) No Breach. Neither the execution and delivery of this Agreement nor its performance will conflict with or result in a breach of the terms, conditions or provisions of any contract, agreement, mortgage or other instrument or obligation of any nature to which Buyer is a party or by which Buyer is bound.

         (d) Services. Buyer shall pay for all services related to the customer telephone numbers listed on Exhibit A which are incurred on the date of Closing or thereafter.





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         8.      CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.  All obligations of Buyer under this Agreement with respect to the Closing are subject to the fulfillment of each of the following conditions:

         (a) Each and every representation and warranty of Seller contained in this Agreement shall be true in all material respects at the Closing.

         (b) Seller shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing, including, but not limited to, the approval of the transaction contemplated by this Agreement by Seller's Board of Directors in a manner consistent with the Iowa Business Corporation Act.

         (c) The execution of the Covenant not to Compete Agreement referred to in paragraph 5(c) above.

         (e) Iowa Utilities Board approval of the Transfer of the Certificate and Seller's discontinuance of service.

         (f)     Release of any and all liens against the Assets.

         (g) Buyer shall have been furnished with a certificate executed by the President and Secretary of Seller dated as of the Closing restating and reconfirming as of the date of Closing all Seller's warranties and representations set forth in this Agreement and otherwise certifying the fulfillment of the conditions set forth in Paragraphs (a) and (b) hereof.

         (h) No suit or action by any party nor any investigation, inquiry or proceeding by any governmental authority nor any legal or administrative proceeding shall have been instituted or threatened on or before the Closing which:

                 (i) questions the validity or legality of any transaction contemplated hereby or

                 (ii) seeks to enjoin any transaction contemplated hereby or

                 (iii) seeks material damages on account of the consummation of any transaction contemplated hereby.

         (i) Written consent of US West to the assignment of the following agreements from Seller to Buyer:





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                          (1) "U S West intrastate Network Service Master
                          Agreement Between Total Communication Service, Inc. and U S West Communications, Inc." dated October
                          6, 1994; and

                          (2)  "Settlement Agreement" between U S West
                          Communications, Inc. and Total Communication
                          Services, Inc. dated April 30, 1996.

                 Such consent shall state that U S West will honor the Iowa Utility Board's approval of Seller's request to discontinue service, and specifically acknowledge the transition of Seller's customers to Buyer's network and billing system.

         (j) Approval of any necessary governmental authorities, including, but not limited to, the Iowa Utilities Board, the Federal Trade Commission and the United States Department of Justice. The cost and expense of obtaining such approval (except for the cost and expense of obtaining the transfer of the Certificate) shall be paid by Buyer.

         In the event that any of the conditions set forth in this Paragraph 8 have not been fulfilled as of the Closing, Buyer, may, at its option, by written notice to Seller render its obligations hereunder null and void, and thereupon this Agreement shall be of no further force or effect whatsoever. By proceeding with the Closing, Buyer shall be conclusively deemed to have accepted or waived fulfillment of all of said conditions, but shall not be deemed to have waived the requirement that Seller's representations and warranties shall survive the Closing.

         9. ADDITIONAL REPRESENTATIONS OF SELLER. Seller further represents that it will not, between the date of this Agreement and the Closing, except with the prior written consent of Buyer, which consent will not be unreasonably withheld:

         (a) Change materially or adversely the general character of the Assets.

         (b) Create, incur or permit any mortgage, pledge, lien, charge or encumbrance of any kind on the Assets now owned or hereafter acquired.

         (c) Enter into, engage in, or become a party to, directly or indirectly, any transaction with respect to the Assets other than in the ordinary course of business.

         (d) Perform or omit to perform any act, which act or omission would cause any of Seller's warranties and representations in this Agreement to be untrue if made as of the Closing.

         (e) Seller further represents that between the date of this Agreement and the Closing that it will:






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         (f)     Give to Buyer and its representatives full access to all of the properties, contracts, records, books, and accounts relating to the Assets and furnish to Buyer and its said representatives such information relative to the Assets as they shall at any time, or from time to time, reasonably request.

         (g) Use its best efforts to continue to operate the business with respect to the Assets in the ordinary course and maintain the goodwill of each of Seller's customers.

         (h) Maintain its books and records in the usual, regular and ordinary manner on a basis consistent with prior years.

         (i) Use its best efforts to cause fulfillment of all of the conditions to which the obligations of the parties hereto are subject, if, any.

         10. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. All of the obligations of Seller hereunder are subject to the fulfillment of each of the following conditions:

         (a) Each and every representation and warranty of Buyer contained in this Agreement shall be true in all respects at the Closing.

         (b) Buyer shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at Closing.

         (c) Seller shall have been furnished with a certificate executed by Buyer dated as of the Closing restating and reaffirming as of the date of Closing all Buyer's warranties and representations set forth in this Agreement and otherwise certifying the fulfillment of the conditions set forth in paragraphs (a) and (b) hereof.

         (d) No suit or action by any party nor any investigation, inquiry or proceeding by any governmental authority nor any legal or administrative proceeding shall have been instituted or threatened on or before the Closing which:

                 (i) questions the validity or legality of any transaction contemplated hereby or

                 (ii) seeks to enjoin any transaction contemplated hereby or

                 (iii) seeks material damages on account of the consummation of any transaction contemplated hereby.





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         (e)     Approval of any necessary governmental authorities, including, but not limited to, the Iowa Utilities Board, the Federal
                 Trade Commission and the United States Department of Justice. The cost and expense of obtaining such approval (except for the cost and expense of obtaining the transfer of the Certificate) shall be paid by Buyer.

         In the event that any of the conditions set forth in this Paragraph 10 have not been fulfilled as of the Closing, Seller may at its option, by written notice to Buyer, render its obligations hereunder null and void. By proceeding with the Closing, Seller shall be conclusively deemed to have accepted or waived fulfillment of all of said conditions.

         11.     INDEMNIFICATION.

         (a) Seller agrees to defend, indemnify and hold Buyer forever harmless from and against any and all liabilities, demands, claims, actions, or causes of action, assessments, losses, costs, damages or expenses, including reasonable attorneys' fees, sustained or incurred by the Buyer resulting from or arising out of or by virtue of:

         (i) Any material inaccuracy in any representation or warranty made herein by Seller or non-compliance with or breach by Seller of any of the covenants, undertakings or obligations of this agreement to be performed by Seller;

         (ii) Any claims, liability or obligation of Seller of any kind or nature currently existing or incurred by Seller at any time in the future, including, but not limited to, Seller's bank debt, trade accounts payable, accrued salary and vacation, and any actual or contingent liabilities (known or unknown) associated with the conduct of Seller's business arising from acts occurring prior to or continuing after Closing, including but not limited to commission payments and billing disputes.

         (b) Buyer hereby agrees to defend, indemnify and hold Seller forever harmless from and against any and all liabilities, claims, demands, actions or causes of action, assessments, losses, costs, damages or expenses, including reasonable attorneys' fees sustained or incurred by Seller resulting from or arising out of or by virtue of

         (i) any material inaccuracy in any representation or warranty made herein by Buyer or non-compliance with or breach by Buyer of any of the covenants of this Agreement to be performed by Buyer;

         (ii) Buyer's ownership, operation, or use of the Assets following the Closing, excluding any claims, liability or obligation of Seller of any kind or nature currently existing or incurred by Seller at any time in the future, including, but not limited to, Seller's bank debt, trade accounts payable, accrued salary and vacation, and any actual or contingent liabilities (known or unknown) associated with the Assets and/or conduct of Seller's business arising from





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                 acts occurring prior to or continuing after Closing, including but not limited to commission payments and billing disputes.

         (c) In the event that subsequent to the Closing any claim is asserted against a party hereto as to which such party is entitled to indemnification hereunder, such party (the "indemnified party") shall within ten (10) days after learning of such claim notify the party obligated to indemnify it (the "indemnifying party") thereof in writing. The indemnifying party shall have the right, upon written notice to the indemnified party within ten (10) days after receipt from the indemnified party of notice of such claim, to conduct at its expense the defense against such claim in its own name, or if necessary in the name of the indemnified party. In the event that the indemnifying party shall fail to give such notice, it shall be deemed to have elected not to conduct the defense of the subject claim, and in such event the indemnified party shall have the right to conduct such defense and to compromise and settle the claim without prior consent of the indemnifying party. In the event that the indemnifying party does elect to conduct the defense of the subject claim, the identified party will cooperate with and make available to the indemnifying party such assistance and materials as may be reasonably requested by it, all at the expense of the indemnifying party, and the indemnified party shall have the right at its expense to participate in the defense, provided that the indemnified party shall have the right to compromise and settle the claim only with the prior written consent of the indemnifying party. Any judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the indemnifying party, and shall conclusively be deemed to be an obligation with respect to which the indemnified party is entitled to indemnification hereunder.

         12.     MISCELLANEOUS.

         (a) Any notices from Buyer to Seller hereunder shall be deemed sufficiently given upon delivery, refusal by addressee or notice to Buyer from the Post Office that such notice is undeliverable, if such notice has been mailed by United States registered or certified mail, postage prepaid, addressed to:

                          Total Communication Services, Inc.
                          P.O. Box 96
                          204 Main Street
                          Van Horne, IA 52346-0096
                          Attn:  Don Whipple

         Copy to:         Michael G. Kulik, Esq.
                          666 Walnut Street, Suite 2500
                          Des Moines, IA 50309

or at such other, address or addresses as Seller may from time to time specify by notice in writing to Buyer, given in the manner provided in this paragraph.

         (b) Any notice from Seller to Buyer hereunder shall be deemed sufficiently given upon delivery, refusal by addressee or notice to Seller from the Post Office that such notice is undeliverable if such notice has been mailed by United States registered or certified mail, postage prepaid, addressed to:

                 McLeod Telemanagement, Inc.
                 Town Centre, Suite 500
                 221 Third Avenue S.E.
                 Cedar Rapids, IA 52401
                 ATTN: Casey Mahon, General Counsel

or at such other address or addresses as Buyer may from time to time specify by notice in writing to Seller, given in the manner provided in this paragraph.

         (c) Severability. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision.

         (d) Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

         (e) Confidentiality. In the event that the transaction which is the subject of this Agreement is not consummated, Buyer agrees that it will return to Seller and Seller agrees that it will return to Buyer all records and other documents of the other then in that party's possession and will not itself use, or disclose, directly or indirectly, to any person any Business Information with respect to the other party or the business learned by that party during the period between the date hereof and termination of this agreement. The term "Business Information" as used herein means all information of a business or technical nature relevant to Seller's business which is not generally known to or by those persons generally knowledgeable about the Seller's type of business. The Seller and Buyer further agree that all terms and conditions of the transaction contemplated by this Agreement, including, but not limited to, the Purchase Price and other consideration, shall remain confidential, except to the extent disclosure is required by law. The remaining terms, conditions, and obligations of a certain Confidentiality Agreement entered into by Seller and Buyer and dated on or about May 16, 1994, shall survive the Closing.

         (f) Entire Agreement. This agreement sets forth the entire understanding of the parties and may be modified only by instruments signed by both of the parties hereto. This Agreement supersedes and hereby cancels the letter of intent dated as of August 14, 1996, by and between the parties.

         (g) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         (h) Expenses. Each party shall pay its own legal and accounting costs and expenses incurred in negotiating and preparing this agreement and in closing and carrying out the transactions contemplated by this Agreement.

         (i) Governing Law. This agreement shall be construed and governed in accordance with the laws of the State of Iowa.

         (j) Headings. The subject headings of paragraphs and subparagraphs of this agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

         (k) Further assurances. Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement, including but not limited to the endorsement of checks received after Closing in payment of the Accounts Receivable being purchased by Buyer.

         (l) Arbitration. Any disputes relating to the interpretation of this Agreement or the duties and obligations of either party hereunder shall be resolved by arbitration in accordance with the rules and procedures of the American Arbitration Association.

         (m) Release of Information. Neither party shall disclose any of the terms of the transaction contemplated by this Agreement, except as may be required by law, and the contents of any press releases concerning the transaction contemplated by this Agreement shall be determined by mutual agreement of the parties.

         (n) Media Inquiries. All media inquiries relating to this Agreement and the transactions contemplated shall all be referred to Buyer and all responses and comments shall be provided solely by Buyer, except that any reference to Seller or information regarding Seller will be submitted to and subject to the prior review by Seller. Seller may respond to media inquiries relative to the transaction contemplated by this Agreement by indicating that the Seller shall continue other lines of business and limit any further response to Seller's other lines of business.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

TOTAL COMMUNICATION SERVICES,              MCLEOD TELEMANAGEMENT, INC.
INC. ("SELLER")                            ("BUYER")


By: /s/ DONALD G. WHIPPLE                  By:   /s/ STEPHEN C. GRAY
   --------------------------                 --------------------------
Its: Board Chairman                        Its:  President
    -------------------------                  -------------------------

The shareholders and management of Seller listed on the attached Exhibit "B" execute this Agreement for the limited purpose of agreeing to execute a Non-Competition Agreement pursuant to the terms of this Agreement:


/s/ DONALD WHIPPLE                                 /s/ CHARLES ELDRED
---------------------------                        ----------------------------
Donald Whipple                                     Charles Eldred


/s/ JOHN BRADY                                     /s/ DUANE ANDREW
---------------------------                        ----------------------------
John Brady                                         Duane Andrew

/s/ BRIAN RAMMELSBERG
---------------------------                        ----------------------------
Brian Rammelsberg                                  Michael Knight



I.S.H., INC.                                       BENTON MARKETING GROUP, L.C.

By:                                                By:/s/ DONALD G. WHIPPLE
   ------------------------                           -------------------------

Its:                                               Its: Chairman
    -----------------------                            ------------------------


ATTACHED EXHIBITS

Exhibit A        List of Assets
Exhibit B        List of Parties Executing Non-Competition Agreement
Exhibit C        Non-Competition Agreement
Exhibit D        Non-Competition Area

The shareholders and management of Seller listed on the attached Exhibit "B" execute this Agreement for the limited purpose of agreeing to execute a Non-Competition Agreement pursuant to the terms of this Agreement


---------------------------                        ----------------------------
Donald Whipple                                     Charles Eldred


---------------------------                        ----------------------------
John Brady                                         Dwayne Andrew


                                                   /s/ MICHAEL KNIGHT
---------------------------                        ----------------------------
Brian Rammelsberg                                  Michael Knight


I.S.H., INC.                                       BENTON MARKETING GROUP, L.C.


By: [SIG]                                          By:
   ------------------------                           -------------------------

Its: President                                     Its:
    -----------------------                            ------------------------


ATTACHED EXHIBITS

Exhibit A        List of Assets
Exhibit B        List of Parties Executing Non-Competition Agreement
Exhibit C        Non-Competition Agreement
Exhibit D        Non-Competition Area





                                       16